Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 15, 2002

SI DIAMOND TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

TEXAS
(State or Other Jurisdiction of Incorporation)

1-11602	76-0273345
(Commission File No.)	(I.R.S. Employer Identification No.)

3006 Longhorn Boulevard
Suite 107
Austin, Texas 78758
(Address of Principal Executive Offices)

512/339-5020
(Registrant's Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS.

Applied Nanotech, Inc. (“ANI”), a subsidiary of SI Diamond Technology, Inc. signed a licensing  agreement option with the University of Massachusetts at Amherst (“UMass”) for a new and promising nanotechnology.  The option is for a non-exclusive license agreement in the display technology field.  With the technology optioned, ANI can create ultra-high density metallic nanowire arrays grown in self-assembled die block copolymer templates.  Through direct current electro-deposition techniques, nanowire densities in excess of 1.9x1011 wires/cm2 can be achieved. These naturally self-organized, high-density metallic nanowires are individually pinned in a parallel configuration in a cross-linked polymeric matrix.

This novel structure has tremendous potential applications in the display industry as well as other fields including ultra-high density storage media, multi-layered device fabrication, and the creation of new artificial materials with pre-designed properties.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

10.1 Option Agreement for a Non-Exclusive License between the University of Massachusetts and Applied Nanotech, Inc. dated as of April 15, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SI DIAMOND TECHNOLOGY, INC. By: /s/ Douglas P. Baker Douglas P. Baker, Vice-President and Chief Financial Officer